QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2008 (except Notes 18 and 19, as to which the date is June 26, 2008), with respect to the consolidated financial statements of FR Brand Holdings Corp. and Subsidiaries included in Amendment No. 2 to the Registration Statement (333-152382) and related Prospectus of Brand Energy, Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia
October 7, 2008

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm